                                                                     Exhibit 4.2
                                                                     -----------

              AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

          THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March 13, 2002, is entered into by and among
 ---------
LEARNINGSTAR CORP., a Delaware corporation ("Parent"), EARLYCHILDHOOD LLC, a
                                             ------
California limited liability company ("ECH"), SMARTERKIDS.COM, INC., a Delaware
                                       ---
corporation ("SK"), and EDUCATIONAL PRODUCTS, INC., a Texas corporation ("EPI";
              --                                                          ---
EPI, together with ECH are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the
 --------
"Borrowers"), each of the lenders that is a signatory to this Amendment
 ---------
(together with its successors and permitted assigns, individually, a "Lender"
                                                                      ------
and, collectively, the "Lenders"), and GMAC BUSINESS CREDIT, LLC, a Delaware
                        -------
limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Agent" and together with the Lenders, collectively, the "Lender
           -----                                                    ------
Group"):
-----
                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Parent, Borrowers and the Lender Group are parties to that certain Loan and Security Agreement, dated as of April 30, 2001 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement");
                                                            --------------

          WHEREAS, the Borrowers have requested that the Lender Group (i) waive an Event of Default that has occurred as a result of Borrower's failure to keep or observe the Minimum Fixed Charge Coverage Ratio financial covenant set forth in Section 7.20(a)(ii) of the Loan Agreement for the period from the Closing
   -------------------
Date through December 31, 2001, and (ii) consent to the amendment of the Loan Agreement to, among other changes, amend the financial covenants; and

          WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so waive such Event of Default and to so consent to the amendment of the Loan Agreement on the terms set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.  Capitalized terms used herein and not otherwise defined
     -----------
herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.   WAIVER.  The Lender Group hereby waives any Default or Event of Default
     ------
that has occurred as a result of Borrower's failure to keep or observe the Minimum Fixed Charge Coverage Ratio financial covenant set forth in Section
                                                                    -------
7.20(a)(ii) of the Loan Agreement for the period from the Closing Date through
-----------
December 31, 2001.

3.   AMENDMENTS TO LOAN AGREEMENT.
     ----------------------------

     (a)  Section 1.1 of the Loan Agreement is hereby amended by inserting the
          -----------
following new definitions in their proper alphabetical location:

          "First Amendment Fee" has the meaning set forth in Section 2.11(d).
           -------------------                               ---------------

          "First Amendment" means that certain Amendment Number One to Loan and
           ---------------
Security Agreement, dated as of March 13, 2002, among Parent, Borrowers and the Lender Group.

          "First Amendment Effective Date" means the date, if ever, that each of
           ------------------------------
the conditions set forth in Section 4 of the First Amendment shall be satisfied.
                            ---------

          "Limited Guaranty" means that certain limited guaranty, executed by
           ----------------
WESS in favor of Agent, for the benefit of the Lender Group, which is in form and substance reasonably satisfactory to Agent.

          "Trademark Amendment" means that certain Amendment Number One to
           -------------------
Trademark Security Agreement by and among Parent, Borrowers and Agent, dated contemporaneously with the First Amendment, which is in form and substance reasonably satisfactory to Agent.

     (b)  Section 2.11 of the Loan Agreement is hereby amended by deleting the
          ------------
word "and" at the end of clause (b), by deleting the period at the end of clause
(c) and replacing it with the phrase ", and", and by adding the following new clause (d):

          "(d) First Amendment Fee. For the ratable benefit of each of the Lenders, a fee of $75,000 (the "First Amendment Fee"), which First Amendment Fee
                                -------------------
shall be charged to each Borrower's Loan Account and shall be fully earned and non-refundable on March 20, 2002; provided, however that if WESS executes and
                                  --------  -------
delivers the Limited Guaranty to Agent on or before March 20, 2002, the Lender Group shall waive the First Amendment Fee."

     (c)  Section 7.20(a)(i) of the Loan Agreement hereby is amended and
          ------------------
restated in its entirety as follows:

          (i) Minimum Availability. (A) On each date on or before June 30, 2002, Excess Availability in excess of $2,000,000, and (B) on each date after June 30, 2002, Excess Availability in excess of $4,000,000; provided, however
                                                            --------  -------
that on the last day of each fiscal quarter (or the immediately preceding Business Day if the last day of a fiscal quarter is not a Business Day) and ending on the next succeeding Business Day, the foregoing may be satisfied by any combination of Qualified Cash (maintained in an account in Agent's name) or Excess Availability aggregating in excess of (x) $2,000,000 on each date on or before June 30, 2002, and (y) $4,000,000 on each date after June 30, 2002.

     (d)  Section 7.20(a)(ii) of the Loan Agreement hereby is amended by
          -------------------
deleting the table appearing in said Section and inserting the following table in lieu thereof:

     ---------------------------------------------------------------------------
         Applicable Ratio                     Applicable Period
     ---------------------------------------------------------------------------
            1.0 : 1.0       Trailing nine month period ending September 30, 2002
     ---------------------------------------------------------------------------
            1.0 : 1.0       Trailing twelve month period ending December 31,
                            2002 and the last day of each fiscal quarter
                            thereafter
     ---------------------------------------------------------------------------


     (e)  Section 7.20(a) of the Loan Agreement is hereby amended by adding new
          ---------------
Section 7.20(a)(iii):
--------------------

          "(iii) EBITDA. EBITDA for each period set forth below in excess of than the amount set forth opposite such period:

     ---------------------------------------------------------------------------
          Minimum EBITDA                      Applicable Period
     ---------------------------------------------------------------------------
           ($3,825,000)     Trailing four month period ending April 30, 2002
     ---------------------------------------------------------------------------
           ($3,050,000)     Trailing six month period ending June 30, 2002
     ---------------------------------------------------------------------------


     (f)  Section 7.20(b) of the Loan Agreement is hereby amended by deleting
          ---------------
the table appearing in said Section and inserting the following table in lieu thereof:

-----------------------------------------------------------------------------------------------
 Closing Date up to and including    Fiscal Year 2002   Fiscal Year 2003   Fiscal Year 2004
 December 31, 2001
-----------------------------------------------------------------------------------------------
 $2,150,000                          $1,300,000         $4,900,000         $1,800,000
-----------------------------------------------------------------------------------------------

4.   CONDITIONS PRECEDENT.
     --------------------

     (a) The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

          (i) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (ii) Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed and
                                                    ---------
                  delivered by an authorized official of each Guarantor;

          (iii) Agent shall have received the Trademark Amendment, in form and substance satisfactory to Agent, duly executed and delivered by an authorized official of Parent and each Borrower;

          (iv) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment, except for any such Defaults or Events of Defaults that would exist but for the effectiveness of this Amendment; and

          (v) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Obligor or the Lender Group.

     (b) The satisfaction of the following shall constitute a condition precedent to the effectiveness of Section 3(c) of this Amendment: Agent shall
                                  ------------
have received the Limited Guaranty, in form and substance satisfactory to Agent, duly executed and delivered by an authorized official of WESS.

5.   REPRESENTATIONS AND WARRANTIES. Parent and each Borrower hereby represents
     ------------------------------
and warrants to the Agent that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within Parent's and such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Parent's and each Borrower's legal, valid, and binding obligation, enforceable against Parent and each Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Parent and each Borrower.

6.   CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     ------------
ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

7.   ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and terms and
     -------------------------------------
provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 3 hereof, the Loan Agreement
                                          ---------
and other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a waiver of or consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

8.   COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in
     -------------------------------------
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.   MISCELLANEOUS.
     -------------

     (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

                                        LEARNINGSTAR CORP.,
                                        a Delaware corporation

                                        By:    /s/ Richard Delaney
                                           ---------------------------------
                                        Name:  Richard Delaney
                                             -------------------------------
                                        Title: Chief Financial Officer
                                              ------------------------------


                                        EARLYCHILDHOOD LLC,
                                        a California limited liability company

                                        By:    /s/ Judith McGuinn
                                           ---------------------------------
                                        Name:  Judith McGuinn
                                             -------------------------------
                                        Title: Chief Operating Officer
                                              ------------------------------


                                        SMARTERKIDS.COM, INC.,
                                        a Delaware corporation

                                        By:    /s/ Judith McGuinn
                                           ---------------------------------
                                        Name:  Judith McGuinn
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        EDUCATIONAL PRODUCTS, INC.,
                                        a Texas corporation

                                        By:    /s/ Judith McGuinn
                                           ---------------------------------
                                        Name:  Judith McGuinn
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        GMAC BUSINESS CREDIT, LLC,
                                        a Delaware limited liability company,
                                        as Agent and as a Lender

                                        By:   /s/ David M. Grabosky
                                           ---------------------------------
                                        Name:  David M. Grabosky
                                             -------------------------------
                                        Title: Vice President
                                              ------------------------------

                                   Exhibit A
                                   ---------

                           REAFFIRMATION AND CONSENT

          All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan and Security Agreement by and among LEARNINGSTAR CORP., a Delaware corporation ("Parent"), EARLYCHILDHOOD LLC, a California limited liability company ("ECH"), SMARTERKIDS.COM, INC., a Delaware corporation ("SK"), and EDUCATIONAL PRODUCTS, INC., a Texas corporation ("EPI"; EPI, together with ECH are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), each of the lenders that is a signatory thereto as a lender (together with its successors and permitted assigns, individually, "Lender" and, collectively, "Lenders"), and GMAC BUSINESS CREDIT, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Agent" and together with the Lenders, collectively, the "Lender Group"), dated as of April 30, 2001 (as amended, restated, supplemented or otherwise modified, the "Loan Agreement"), or in Amendment Number One to Loan and Security Agreement, dated as of March 12, 2002 (the "Amendment"), among Parent, Borrowers and Lender Group. The undersigned hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;
(b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that the Guaranty and each of the other Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

                           [signature page follows]